UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2026

Dell Technologies Inc.

(Exact name of registrant as specified in its charter)

Texas	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way
Round Rock, Texas	78682
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 289-3355

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, par value $0.01 per share	DELL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 19, 2026, Richard Rothberg, Executive Vice President, General Counsel and Secretary of Dell Technologies Inc. (“the Company”), notified the Company of his decision to retire from his position, in which position he served as the Company’s chief legal officer, effective as of February 1, 2027. Mr. Rothberg will remain employed by the Company to provide transitional assistance through April 30, 2027.

On October 20, 2026, the Board of Directors appointed Christopher Garcia, who currently serves as the Company’s Senior Vice President, Corporate Legal, and Assistant Secretary of the Company, to succeed Mr. Rothberg in that position and as the Company’s chief legal officer, effective as of February 1, 2027. Mr. Garcia has served as Senior Vice President, Corporate Legal, and Assistant Secretary of the Company since 2022, where he has responsibility for corporate governance and regulatory compliance. Since joining the Company in 2006, Mr. Garcia has served in various global legal leadership roles, including international, commercial, and product and services development. Before beginning his service with the Company, Mr. Garcia worked in private practice at the law firms of Fenwick & West LLP in Mountain View, California and Clifford Chance US LLP in San Francisco, California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2026	Dell Technologies Inc.

	By:	/s/ Christopher A. Garcia
Christopher A. Garcia Senior Vice President and Assistant Secretary
(Duly Authorized Officer)